Exhibit 16
Form 8-K
Bio-Path Holdings, Inc.
File No. 333-105075

Harold Y. Spector, CPA Carol S Wong, CPA	SPECTOR & WONG, LLP Certified Public Accountants (888) 584-5577 Fax (626) 584-6447 spectorwongcpa@aol.com	80 South Lake Ave., Suite 723 Pasadena, CA 91101

March 6, 2008

Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

Commissioners:

We have read the statement made by Bio-Path Holdings, Inc. (formerly known as Ogden Golf Co. Corporation), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as of the Company’s Form 8-K report dated March 6, 2008.  We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

/s/ Spector & Wong, LLP